EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

WisdomTree Associates, L.P.


We consent to the incorporation by reference therein of our report dated February 27, 1998, with respect to the financial statements of WisdomTree Associates, L.P. incorporated by reference in the Annual Report (Form 10-K) of Individual Investor Group, Inc. for the year ended December 31, 1999, in the Registration Statement (Form S-8) pertaining to certain individual benefit plans of Individual Investor Group, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP
New York, New York

July 10, 2000

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